FOR IMMEDIATE RELEASE
April 26, 2006

FOR FURTHER INFORMATION CONTACT:
Kevin M. McCloskey
Senior Vice President and Chief Operating Officer
Synergy Financial Group, Inc.
(800) 693-3838, extension 3292

                     SYNERGY FINANCIAL GROUP, INC. ANNOUNCES
                          FIRST QUARTER, 2006 EARNINGS

CRANFORD,  NEW  JERSEY,  APRIL 26,  2006 - John S.  Fiore,  President  and Chief
Executive Officer of Synergy Financial Group, Inc. (NASDAQ: SYNF) (the "Company"), the holding company of Synergy Bank and Synergy Financial Services, Inc., today announced net income for the three-month period ended March 31, 2006 of $1.049 million, or $0.10 per diluted share, compared to $1.120 million, or $0.10 per diluted share, for the same period last year. Results for the first quarter of 2006 included $118,000, or $0.01 per diluted share, in after-tax stock option expense relating to the adoption of Statement of Financial Accounting Standards (SFAS) No. 123(R), "Share-Based Payment," which became effective January 1, 2006.

Total assets reached $979.2 million on March 31, 2006, an increase of 0.5%, or $5.3 million, from $973.9 million on December 31, 2005. The increase was primarily attributable to an increase of $13.6 million in net loans, partially offset by a decline of $9.9 million in investment securities.

Net loans increased 1.9%, to $746.8 million, on March 31, 2006, from $733.2 million on December 31, 2005. During the quarter, Synergy Bank sold approximately $7.1 million of loans that were providing yields below current market levels. On March 31, 2006, total loans were comprised of 38.3% in non-residential and multi-family mortgage loans, 23.9% in consumer loans, 17.3% in single-family real estate loans, 15.0% in home equity loans, 4.4% in commercial and industrial loans and 1.1% in construction loans.

On March 31, 2006 the allowance for loan and lease losses was $5.9 million, compared to $5.8 million on December 31, 2005. The ratios of the allowance for loan and lease losses to total

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loans and of non-performing assets to total assets were 0.78% and 0.04%, respectively, on both March 31, 2006 and December 31, 2005.

Deposits reached $671.2 million on March 31, 2006, an increase of $64.7 million, or 10.7%, from the $606.5 million reported on December 31, 2005. Certificates of deposit increased by $52.9 million, or 14.4%, from the $366.5 million reported at year-end 2005, while core deposits, which consist of checking, savings, and money market accounts, increased $11.8 million, or 4.9%. During the same period, Federal Home Loan Bank borrowings declined $57.1 million, or 21.4%, to $209.5 million on March 31, 2006 due primarily to the growth in deposits.

Stockholders' equity totaled $94.0 million on March 31, 2006, a decrease of 1.3%, or $1.3 million, from $95.3 million on December 31, 2005. The decline was attributable to the repurchase of 185,393 shares of the Company's common stock in open market transactions, partially offset by net income for the period. On February 23, 2006, the Company announced a new program to repurchase up to an additional 5% of its outstanding common stock, or approximately 572,294 shares. Additionally, on March 29, 2006, the Company's Board of Directors declared a quarterly cash dividend of $0.05 per common share, which is payable on April 28, 2006 to stockholders of record on April 14, 2006.

Net interest income increased $309,000 or 5.1%, for the three months ended March 31, 2006, to $6.4 million, from $6.1 million for the same period last year. Other income decreased $23,000, or 2.6%, for the three months ended March 31, 2006, to $876,000, from $899,000 for the same period last year. The decrease in other income was primarily due to a decline in commission income at Synergy Financial Services, Inc.

Other expenses increased $460,000, or 9.8%, for the three months ended March 31, 2006, to $5.2 million, from $4.7 million for the same period last year. The increase was primarily attributable to salaries and benefits associated with the Company's growth strategy of expanding its branch network, coupled with approximately $158,000 of pre-tax stock option compensation expense associated with the adoption of SFAS No. 123(R).

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ABOUT SYNERGY FINANCIAL GROUP, INC.

Synergy Financial Group, Inc. is the holding company for Synergy Bank and Synergy Financial Services, Inc. The Company is a financial services company that provides a diversified line of products and services to individuals and small- to mid-size businesses. Synergy offers consumer banking, mortgage lending, commercial banking, consumer finance, Internet banking, and financial services through a network of 20 branch offices located in Middlesex, Monmouth, Morris, and Union counties in New Jersey.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts.

When used in this press release, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs, such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements. We do not undertake to update any forward-looking statement that may be made by the Company from time to time.

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                 SYNERGY FINANCIAL GROUP, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                             (Dollars in thousands)

                                                                                March 31,      December 31,
                                                                                  2006             2005
                                                                               (unaudited)       (audited)
                                                                               -----------       ---------
ASSETS:
Cash and amounts due from banks                                              $     5,175       $     4,635
Interest-bearing deposits with banks                                               4,173             1,948
                                                                             -----------       -----------
Cash and cash equivalents                                                          9,348             6,583
Investment securities available-for-sale, at fair value                           79,972            85,319
Investment securities held-to-maturity (fair
   value of $88,756 and $93,575, respectively)                                    91,054            95,621
Federal Home Loan Bank of New York stock, at cost                                 10,694            13,263
Loans receivable, net                                                            746,770           733,183
Accrued interest receivable                                                        3,358             3,313
Property and equipment, net                                                       18,549            18,570
Cash surrender value of bank-owned life insurance                                 15,088            13,138
Other assets                                                                       4,335             4,897
                                                                             -----------       -----------
     Total assets                                                            $   979,168       $   973,887
                                                                             ===========       ===========

LIABILITIES:
Deposits                                                                     $   671,170       $   606,471
Other borrowed funds                                                             209,500           266,600
Advance payments by borrowers for taxes and insurance                              2,670             2,215
Accrued interest payable on advances                                                 606               611
Dividend payable                                                                     624               623
Other liabilities                                                                    632             2,117
                                                                             -----------       -----------
     Total liabilities                                                           885,202           878,637
                                                                             -----------       -----------
STOCKHOLDERS' EQUITY:
Preferred stock; $.10 par value, 5,000,000 shares
   authorized; issued and outstanding - none                                           -                 -
Common stock; $.10 par value, 20,000,000 shares authorized;
   Issued - 12,471,481 in 2006 and 2005
   Outstanding - 11,360,488 in 2006 and 11,545,881 in 2005                         1,247             1,247
Additional paid-in-capital                                                        86,275            85,959
Retained earnings                                                                 33,276            32,794
Unearned ESOP shares                                                              (5,112)           (5,282)
Unearned RSP compensation                                                         (2,367)           (2,567)
Treasury stock acquired for the RSP, at cost;
   363,037 in 2006 and 2005                                                       (4,124)           (4,124)
Treasury stock, at cost; 1,110,993 in 2006 and
   925,600 in 2005                                                               (13,883)          (11,426)
Accumulated other comprehensive loss, net                                         (1,346)           (1,351)
                                                                             -----------       -----------
     Total stockholders' equity                                                   93,966            95,250
                                                                             -----------       -----------
     Total liabilities and stockholders' equity                              $   979,168       $   973,887
                                                                             ===========       ===========

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                 SYNERGY FINANCIAL GROUP, INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                      (In thousands, except per share data)


                                                                           Three Months Ended
                                                                                March 31,
                                                                           -------------------
                                                                            2006        2005
                                                                        (unaudited)  (unaudited)
                                                                        -----------  -----------
Interest income:
   Loans, including fees                                                 $  11,340    $   8,220
   Investment securities                                                     1,763        2,270
   Other                                                                       173           91
                                                                         ---------    ---------
     Total interest income                                                  13,276       10,581
                                                                         ---------    ---------
Interest expense:
   Deposits                                                                  4,357        2,720
   Other borrowed funds                                                      2,542        1,793
                                                                         ---------    ---------
     Total interest expense                                                  6,899        4,513
                                                                         ---------    ---------
     Net interest income before provision for loan losses                    6,377        6,068
Provision for loan losses                                                      416          445
                                                                         ---------    ---------
     Net interest income after provision for loan losses                     5,961        5,623
                                                                         ---------    ---------
Other income:
   Service charges and other fees on deposit accounts                          494          508
   Net gains on sales of investment securities                                   -            -
   Commissions                                                                 230          248
   Other                                                                       152          143
                                                                         ---------    ---------
     Total other income                                                        876          899
                                                                         ---------    ---------
Other expenses:
   Salaries and employee benefits                                            3,077        2,643
   Premises and equipment                                                      662          693
   Occupancy                                                                   562          504
   Professional services                                                       197          195
   Advertising                                                                 114          175
   Other operating                                                             554          496
                                                                         ---------    ---------
     Total other expenses                                                    5,166        4,706
                                                                         ---------    ---------
     Income before income tax expense                                        1,671        1,816
Income tax expense                                                             622          696
                                                                         ---------    ---------
     Net income                                                          $   1,049    $   1,120
                                                                         =========    =========

Per share of common stock:
   Basic earnings per share                                              $    0.10    $    0.10
   Diluted earnings per share                                            $    0.10    $    0.10

Basic weighted average shares outstanding                                   10,358       11,231
Diluted weighted average shares outstanding                                 10,793       11,680


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